EXHIBIT 23



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------

We consent to the incorporation by reference in Registration Statements No. 333-68747, No. 333-38792, No. 333-52822, No. 333-83374, No. 333-97937, No.
333-105098, No. 333-109802 and No. 333-122639 of Merrill Lynch & Co., Inc.,
Merrill Lynch Preferred Capital Trust VI and Merrill Lynch Preferred Funding VI, L.P. on Forms S-3 of our reports dated March 29, 2005, appearing in this Annual Report on Form 10-K of Merrill Lynch Preferred Capital Trust VI and Merrill Lynch Preferred Funding VI, L.P. for the year ended December 31, 2004.

/s/  Deloitte & Touche LLP


New York, New York
March 29, 2005